Exhibit 5.2

Suite 500
902 Carnegie Center
Princeton, NJ 08540-6531
+1 609 955 3200 Main
+1 609 955 3259 Fax
www.dechert.com

December 16, 2010

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, Florida 32207

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New Jersey counsel to Interline Brands, Inc., a New Jersey corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Upon the effectiveness of and pursuant to the Registration Statement, the Company proposes to offer to exchange up to $300,000,000 aggregate principal amount of its 7.00% Senior Subordinated Notes due 2018 (the “Exchange Notes”) for an equal aggregate principal amount of the Company’s outstanding unregistered 7.00% Senior Subordinated Notes due 2018 issued on November 16, 2010 (the “Initial Notes”). The Exchange Notes are to be issued pursuant to the terms of the Indenture, dated as of November 16, 2010, by and among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Indenture”), which Indenture is filed as Exhibit 4.1 to the Registration Statement. This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including the following documents (collectively, the “Documents”):

(1)                                  the Registration Statement;

(2)                                  the Indenture;

James J. Marino, Resident Managing Partner

A Pennsylvania Limited Liability Partnership

US Austin Boston Charlotte Hartford New York Orange County Philadelphia Princeton San Francisco Silicon Valley Washington DC

EUROPE Brussels Dublin London Luxembourg Moscow Munich Paris ASIA Beijing Hong Kong

(3)                                  the Registration Rights Agreement, dated November 16, 2010 (the (“Registration Rights Agreement”), by and among the Company, the Guarantors named therein and the Initial Purchasers named therein;

(4)                                  the Initial Notes; and

(5)                                  the form of Exchange Notes.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation and by-laws of the Company (each as amended, as applicable), certified by the Company, as in effect on the date of this letter (collectively, the “Charter Documents”), and copies of resolutions of the board of directors of the Company relating to the issuance and sale of the Notes and the Exchange Notes, certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  With respect to certain factual matters, we have also relied upon the representations and warranties of the Company made in the Documents and upon certificates or comparable documents of public officials, including a certificate from the Department of Treasury of the State of New Jersey as to the Company’s existence and good standing in New Jersey, and the officers of the Company, and we have not been requested to conduct, nor have we undertaken, any independent investigation into the accuracy and completeness of such representations and certificates.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

In rendering the opinions set forth below, we have also assumed that (a) each of the parties to the Documents (other than the Company) has duly and validly authorized the Documents; (b) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered the Documents; (c) each of the parties to the Documents (other than the Company) is validly existing and in good standing under the laws of the jurisdiction of its organization or formation; (d) each of the parties to the Documents (other than the Company) has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, and has taken the corporate, limited liability company or limited partnership action, as applicable, necessary to authorize the execution and delivery of the Documents and to consummate the transactions contemplated thereby; (e) the Documents constitute the valid and binding obligations of each party thereto, enforceable against such party in accordance with their respective terms; (f) the Registration Statement will have been declared effective by the Commission; (g) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and (h) the Initial Notes have been, and the Exchange Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture.  In addition, we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that:

1.                                       The Company is a validly existing corporation in good standing under the laws of the State of New Jersey.

2.                                       The Company has the corporate power and corporate authority, and has taken the necessary corporate action, to authorize, issue and deliver the Exchange Notes or to perform any obligations thereunder.

3.                                       The Indenture has been duly authorized, executed and delivered by the Company and the Exchange Notes have been duly authorized for issuance by the Company.

We express no opinion as to blue sky or New Jersey securities laws, anti-fraud laws and fraudulent transfer laws and bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

The opinions expressed herein are limited to the provisions of the New Jersey Business Corporation Act that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, and we express no opinion concerning the laws of any other jurisdiction.  The opinions expressed herein are rendered to the Company in connection with the filing of the Registration Statement and for no other purpose.  The opinions expressed herein are based on states of law, documentation and fact as they exist on the date hereof, and we do not undertake to advise you of any changes therein which may hereafter be brought to our attention.

The opinions expressed herein are limited to the matters expressly stated herein and are given solely for your benefit and may not be relied upon by, or assigned to, any other person for any purpose, and may not be circulated, quoted, filed with or furnished to any governmental agency or other person or entity, or otherwise referred to (with or without specific reference to our firm), in whole or in part, without our prior written consent in each instance.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.   Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the Exchange Notes, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Dechert LLP